UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2017
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600,
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD.
In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On March 30, 2017, Energy Transfer Equity, L.P. (“ETE”) and Sunoco LP (“SUN”) issued a joint press release announcing execution of the Purchase Agreement (as defined below) and closing of the Private Placement (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 8.01.    Other Events.
On March 30, 2017, ETE entered into a Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”) with SUN providing for the issuance and sale by SUN to ETE of 12,000,000 Series A Preferred Units representing limited partner interests in SUN (the “Preferred Units”) in a private placement transaction in reliance on Section 4(a)(2) of the Securities Act, at a purchase price of $25.00 per Preferred Unit (the “Private Placement”), for an aggregate purchase price of $300,000,000. The Private Placement closed simultaneously with the execution of the Purchase Agreement and was approved by the boards of directors and special committees of ETE and SUN.
The Preferred Units rank senior to SUN’s common units and Class C Units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by SUN. ETE, as holder of the Preferred Units, will be entitled to receive, when, as and if declared by the board of directors of the general partner of SUN out of legally available funds for such purposes, cumulative cash quarterly distributions. Distributions on Preferred Units will be cumulative commencing March 30, 2017, and payable quarterly, in arrears, within sixty (60) days after the end of each quarter, commencing with the quarter ending June 30, 2017. The distribution rate for the Preferred Units will be 10.00% per annum of the $25.00 liquidation preference (“Liquidation Preference”) per Preferred Unit until, but not including, March 30, 2022. On and after March 30, 2022, distributions on the Preferred Units will accumulate at a percentage of the Liquidation Preference equal to a floating rate of the three-month LIBOR plus a spread of 8.00%. The Purchase Agreement is filed as Exhibit 99.2 attached hereto.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Energy Transfer Equity, L.P. and Sunoco LP Joint Press Release dated March 30, 2017.
99.2	Series A Preferred Unit Purchase Agreement, dated as of March 30, 2017, by and between Sunoco LP and Energy Transfer Equity, LP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
		By:	LE GP, LLC, its general partner

Date:	March 31, 2017	By:	/s/ Thomas E. Long
Thomas E. Long
Group Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Energy Transfer Equity, L.P. and Sunoco LP Joint Press Release dated March 30, 2017.
99.2	Series A Preferred Unit Purchase Agreement, dated as of March 30, 2017, by and between Sunoco LP and Energy Transfer Equity, LP.